Exhibit 99.1

FOR IMMEDIATE RELEASE

February 4, 2021	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FIRST QUARTER ENDING DECEMBER 29, 2020

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain, today reported financial results for the fiscal quarter ended December 29, 2020.

Key highlights of the Company’s financial results include:

•	Total Revenues decreased 11.4% to $27.3 million for the 13-week quarter, compared against a 14-week quarter in fiscal 2020

•	Total Restaurant Sales for Bad Daddy’s restaurants were $18.7 million for the quarter

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants decreased 11.8% for the quarter, impacted by dining room closures in our Colorado restaurants

•	Total Restaurant Sales for Good Times restaurants increased $0.6 million to $8.4 million

•	Same Store Sales for company-owned Good Times restaurants increased 22.1% for the quarter

•	Net Income Attributable to Common Shareholders was $0.8 million for the quarter

•	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $1.8 million

•	The Company ended the quarter with $10.0 million in cash, $4.0 million outstanding under its senior credit facility and $11.6 million in outstanding Paycheck Protection Program loans

Ryan M. Zink, the Company’s Chief Executive Officer, said, “I am pleased with our performance for the quarter. We increased Net Income of the Company to $0.8 million, continued to experience strong same store sales for the Good Times brand, and maintained restaurant-level operating profit3 (a non-GAAP measure) for the Bad Daddy’s brand. We believe our results compared to 2020 are even more impressive when considering that this year’s quarter has one fewer operating week than did 2020 and that our Colorado Bad Daddy’s were required to close their indoor dining rooms mid-way through November and were closed for the remainder of the quarter. We have since re-opened dining rooms and Bad Daddy’s sales have meaningfully improved in the new calendar year, with that brand reporting same stores sales of (8.3%) for our fiscal January. Good Times continues its streak of double-digit same store sales, posting +24.6% for January.”

Mr. Zink continued, “At Good Times, we continue to focus on speed and accuracy in the drive-thru. We intend to introduce a new shake program mid-year and continue to generate “new news” through rotating seasonal features that have proven successful. We continue to utilize radio as our primary advertising medium but are also now actively using targeted digital and social ad placements to actual customers using the same technology platform we began using in Bad Daddy’s during 2020. At Bad Daddy’s, we implemented new packaging to enhance temperature hold times and the quality of food served in to-go and delivery formats, are testing a new Carnitas Nachos appetizer that showcases the scratch-made nature of our kitchen, and have twenty-four restaurants running our virtual brand, Bad Mama’s Chicken. Sales from Bad Mama’s account for approximately two percent of sales in restaurants where we have rolled out the virtual brand, in-line with our target. We are on-track to open two restaurants during the remainder of our fiscal year, in the greater-Atlanta and Montgomery designated market areas (DMAs).”

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1 Sales store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months, and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

3 For a reconciliation of restaurant level operating profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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“Above all, I continue to be thankful for the high-performing team that is executing each of our concepts and the restaurant support team who together are responsible for delivering these results. We have a mission to delight every guest; we achieve that at Good Times through a focus on speed and accuracy with an all-natural platform, and at Bad Daddy’s through dedication to scratch cooking in our kitchens and genuine, southern-rooted hospitality. In both cases, we believe that, by living these principles, we will create emotional connections to our brands, and in the long-run, drive consistent sales increases,” Zink concluded.

Fiscal 2021 Outlook:

Due to continuing unprecedented economic conditions associated with the ongoing COVID-19 pandemic and unpredictable nature of COVID-19 and government responses to the evolving situation, the Company has not provided a financial outlook for the remainder of the 2021 fiscal year. In late November 2020, all twelve of the Company’s Bad Daddy’s locations in Colorado had additional restrictions imposed upon them resulting in the closure of dining rooms in those locations. Although these dining rooms have since re-opened and no other states have at this time similarly restricted inside dining where the Company has Bad Daddy’s restaurants, the possibility remains that such restrictions might be put in place with limited notice. At the current time, the Company is therefore still unable to reasonably estimate the full impact of the continuing pandemic to ongoing operations and results and is unable to provide a financial outlook for the remainder of fiscal 2021.

Conference Call: Management will host a conference call to discuss its first quarter 2021 financial results on Thursday, February 4, 2021 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 39 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 32 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer:

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the lack of assurance that the full amount of the PPP loans will be forgiven, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 29, 2020 filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal First Quarter
	(13 weeks)	(14 weeks)
Statement of Operations	2021	2020
Net revenues:
Restaurant sales	$27,081	$30,593
Franchise revenues	215	221
Total net revenues	27,296	30,814

Restaurant Operating Costs:
Food and packaging costs	7,841	9,306
Payroll and other employee benefit costs	8,881	11,979
Restaurant occupancy costs	2,195	2,438
Other restaurant operating costs	3,469	3,002
Pre-opening costs	39	802
Depreciation and amortization	929	1,079
Total restaurant operating costs	23,354	28,606

General and administrative costs	2,174	2,053
Advertising costs	509	546
Franchise costs	5	-
Gain on disposal of restaurants and equipment	(9)	(19)

Income (Loss) from operations	1,263	(372)

Interest expense, net	(98)	(227)

Net income (loss)	1,165	(599)
Income attributable to non-controlling interests	(363)	(212)
Net income (loss) attributable to common shareholders	$802	$(811)

Basic and diluted loss per share	$0.06	$(0.06)

Basic weighted average common shares outstanding	12,622	12,597
Diluted weighted average common shares outstanding	12,698	N/A

Certain prior year balances have been reclassified to conform to the current year’s presentation. Such reclassifications had no effect on the net loss. Notable reclassifications include the recategorization of paper goods costs from other restaurant operating costs to food and packaging costs, and payroll and related expenses related to managers-in-training from general and administrative to direct payroll and other benefits.

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	December 29, 2020	September 29, 2020
Balance Sheet Data
Cash and cash equivalents	$10,015	$11,454

Total assets	$97,249	$99,693

Current maturities of long-term debt	$7,693	$6,242

Long-term debt due after one year	$7,952	$10,903

Stockholders’ equity	$15,903	$14,983

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	-------------------------- Fiscal First Quarter --------------------------
	2021 (13 weeks)	2020 (14 weeks)	2021 (13 weeks)	2020 (14 weeks)

Restaurant sales	$18,691	$22,813	$8,390	$7,780
Restaurants opened during period	-	2	-	-
Restaurants closed during period	-	-	1	-
Restaurants open at period end	37	37	24	25

Restaurant operating weeks	481.0	508.6	318.0	350.0

Average weekly sales per restaurant	$38.9	$44.9	$26.4	$22.2

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	------------------------------------------------------------ Fiscal Quarter Ended ------------------------------------------------------------
	December 29, 2020 (13 weeks)		December 31, 2019 (14 weeks)		December 29, 2020 (13 weeks)		December 31, 2019 (14 weeks)		Dec 29, 2020 (13 weeks)	Dec 31, 2019 (14 weeks)

Restaurant sales	$18,691	100.0%	$22,813	100.0%	$8,390	100.0%	$7,780	100.0%	$27,081	$30,593
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	5,356	28.7%	6,892	30.2%	2,485	29.6%	2,414	31.0%	7,841	9,306
Payroll and benefits costs	6,267	33.5%	9,003	39.5%	2,614	31.2%	2,976	38.3%	8,881	11,979
Restaurant occupancy costs	1,454	7.8%	1,644	7.2%	741	8.8%	794	10.2%	2,195	2,438
Other restaurant operating costs	2,648	14.1%	2,291	10.0%	821	9.8%	711	9.1%	3,469	3,002
Restaurant-level operating profit	$2,966	15.8%	$2,983	13.1%	$1,729	20.6%	$885	11.3%	$4,695	$3,868

Franchise revenues									215	221
Deduct - Other operating:
Depreciation and amortization									929	1,079
General and administrative									2,174	2,053
Advertising costs									509	546
Franchise costs									5	-
Gain on restaurant asset sale									(9)	(19)
Pre-opening costs									39	802
Total other operating									3,647	4,461

Income (loss) from operations									$1,263	$(372)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues). Certain prior year balances have been reclassified to conform to the current year’s presentation. Such reclassifications had no effect on the net loss from operations. Notable reclassifications include the recategorization of paper goods costs from other restaurant operating costs to food and packaging costs, and payroll and related expenses related to managers-in-training from general and administrative to direct payroll and other benefits.

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2021 and fiscal 2020, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended
	December 29, 2020 (13 weeks)	December 31, 2019 (14 weeks)

Net income (loss), as reported	$802	$(811)
Depreciation and amortization [4]	909	1,069
Interest expense, net	98	227
EBITDA	1,809	485
Pre-opening expense	39	801
Non-cash stock-based compensation	61	75
Non-recurring severance costs	-	41
GAAP rent-cash rent difference	(107)	121
Non-cash gain on disposal of assets	(9)	(9)
Adjusted EBITDA	$1,793	$1,514

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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4 Depreciation and amortization expense have been reduced by amounts attributable to non-controlling interests of $41 thousand for each respective quarter.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.